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                                                                    EXHIBIT 17.3


                              DARRYL J. DILLENBACK
                             3747 WASHINGTON STREET
                          ALLENTOWN, PENNSYLVANIA 18104



January 25, 1998


Board of Directors
Septima Enterprises, Inc.
600 Sandtree Drive, Suite 212
Lake Park, Florida 33403

Gentlemen:

Please accept my resignation as a Director of Septima Enterprises, Inc. effective Sunday, January 25, 1998.

Sincerely,

/s/ Darryl J. Dillenback

Darryl J. Dillenback





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